Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Paul Susie
Chief Financial Officer &
Executive Vice President
Email: psusie@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Double Digit Percentage Increase in Earnings

Annapolis, MD (October 27, 2017) – Severn Bancorp, Inc., (Nasdaq: SVBI) parent company of Severn Savings Bank, FSB, today announced net income of $1.26 million, or $0.09 per diluted share for the third quarter of 2017. This is an increase of 19% over the third quarter of 2016 results of $1.06 million, or $0.04 per diluted share. Additionally, net income increased 28% when comparing to the prior period where net income was $982 thousand, or $0.07 per diluted share, for the quarter ended June 30, 2017.

For the nine months ended September 30, 2017 net income was $3.17 million compared to $14.4 million for the same period in 2016. Included in the results for the nine months ended September 30, 2016 was the effect of the reversal of the valuation allowance on the net deferred tax asset which occurred in the second quarter of 2016. This resulted in a negative income tax provision of $10.8 million. Excluding the effect of this one-time tax benefit, income before taxes was $5.3 million and $3.6 million for the nine months ended September 30, 2017 and 2016, respectively, representing a 47% increase.

Total assets were $801.3 million as of September 30, 2017, which was a $13.8 million increase from $787.5 million as of December 31, 2016.  Deposits increased by $21.5 million as of September 30, 2017 compared to December 31, 2016.

Asset quality has improved during the nine months ended September 30, 2017. Total non-performing assets were $7.5 million as of September 30, 2017 versus $10.8 million as of December 31, 2016, which represents a 31% decrease. Total non-accrual loans to total loans decreased from 1.6% as of December 31, 2016 to 1.0% as of September 30, 2017.

“We are pleased with the growth in our earnings”, stated Alan J. Hyatt, President and Chief Executive Officer. Mr. Hyatt continued, “Our cost of funds continues to decrease as we repay or refinance long outstanding Federal Home Loan Bank borrowings. Replacing these borrowings with lower cost funding has allowed us to significantly improve our net interest margin. Commercial lending and deposit activity has been robust for the first three quarters of this year.  We are building strong banking relationships that are beneficial to the company and our customers. We are definitely in growth mode and very optimistic about our outlook.”

About Severn Savings Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of $797.7 million and five branches located in Annapolis, Edgewater, Glen Burnie, and Severna Park, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended September 30,
	2017	2016	$ Change	% Change

Interest Income

Interest on loans	$7,742	$7,479	$263	3.52%
Interest on securities	330	280	50	17.97%
Other interest income	167	83	84	101.29%

Total interest income	8,239	7,842	397	5.07%

Interest Expense

Interest on deposits	1,011	1,019	(8)	-0.72%
Interest on long term borrowings	897	1,106	(209)	-18.89%

Total interest expense	1,908	2,125	217	-10.18%

Net interest income	6,331	5,717	614	10.74%

Provision for (reversal of) loan losses	-	50	(50)	-100.00%

Net interest income after provision for loan losses	6,331	5,667	664	11.72%

Other Income

Mortgage-banking revenue	334	1,042	(708)	-68.01%
Real Estate Commissions	311	455	(144)	-31.67%
Real Estate Management Income	197	214	(17)	-7.95%
All other income	557	185	372	200.87%

Net other income	1,399	1,896	(497)	-26.27%

Net interest income after provision for loan losses plus other income	7,730	7,563	167	2.19%

Non-Interest Expenses

Compensation and related expenses	3,288	4,028	(740)	-18.38%
Net Occupancy & Depreciation	354	486	(132)	-27.12%
Net Costs of Foreclosed Real Estate	126	41	85	206.69%
Other	1,753	1,575	178	11.27%

Total non-interest expenses	5,521	6,130	(609)	-9.95%

Income before income tax provision	2,209	1,433	776	54.13%

Income tax provision	950	378	572	151.36%

Net income	$1,259	$1,055	$204	19.29%
Net income available to common shareholders	$1,121	$539	$582	107.98%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Nine Months Ended September 30,
	2017	2016	$ Change	% Change

Interest Income

Interest on loans	$22,267	$21,847	$420	1.92%
Interest on securities	927	890	37	4.21%
Other interest income	498	251	247	98.23%

Total interest income	23,692	22,988	704	3.06%

Interest Expense

Interest on deposits	2,924	3,002	(78)	-2.59%
Interest on long term borrowings	2,844	3,493	(649)	-18.58%

Total interest expense	5,768	6,495	(727)	-11.19%

Net interest income	17,924	16,493	1,431	8.68%

Provision for (reversal of) loan losses	(650)	150	(800)	-533.33%

Net interest income after provision for loan losses	18,574	16,343	2,231	13.65%

Other Income

Mortgage-banking revenue	1,150	2,693	(1,543)	-57.31%
Real Estate Commissions	959	1,246	(287)	-23.07%
Real Estate Management Income	513	564	(51)	-8.97%
All other income	1,140	1,076	64	5.92%

Net other income	3,762	5,579	(1,817)	-32.58%

Net interest income after provision for loan losses plus other income	22,336	21,922	414	1.89%

Non-Interest Expenses

Compensation and related expenses	10,719	11,478	(759)	-6.61%
Net Occupancy & Depreciation	1,015	1,387	(372)	-26.84%
Net Costs of Foreclosed Real Estate	166	184	(18)	-10.01%
Other	5,120	5,252	(132)	-2.51%

Total non-interest expenses	17,020	18,301	(1,281)	-7.00%

Income before income tax provision	5,316	3,621	1,695	46.80%

Income tax provision	2,150	(10,816)	12,966	-119.88%

Net income	$3,166	$14,437	$(11,271)	-78.07%
Net income available to common shareholders	$2,753	$12,864	$(10,111)	-78.60%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	September 30, 2017	December 31, 2016	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$1,654	$39,396	$(37,742)	-95.80%
Federal funds and Interest bearing deposits in other banks	39,981	27,718	12,263	44.24%
Investment securities available for sale	3,129	-	3,129	100.00%
Investment securities held to maturity	58,764	62,757	(3,993)	-6.36%
Loans held for sale	4,871	10,307	(5,436)	-52.74%
Loans receivable	650,964	610,278	40,686	6.67%
Loan valuation allowance	(7,936)	(8,969)	1,033	-11.52%
Accrued interest receivable	2,503	2,249	254	11.30%
Foreclosed real estate, net	1,104	973	131	13.47%
Premises and equipment, net	23,398	24,030	(632)	-2.63%
Restricted stock investments	4,699	5,103	(404)	-7.92%
Bank owned life insurance	5,023	-	5,023	100.00%
Deferred income taxes	8,002	10,081	(2,079)	-20.62%
Prepaid expenses and other assets	5,174	3,562	1,612	45.26%

	$801,330	$787,485	$13,845	1.76%

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$593,492	$571,946	$21,546	3.77%
Borrowings	93,450	103,500	(10,050)	-9.71%
Subordinated Debentures	20,619	20,619	-	0.00%
Accounts payable and accrued expenses	1,759	3,490	(1,731)	-49.59%

Total Liabilities	709,320	699,555	9,765	1.40%

Preferred stock	4	4	0	9.38%
Common stock	122	121	1	1.23%
Additional paid-in capital	65,290	63,960	1,330	2.08%
Retained earnings	26,598	23,845	2,753	11.54%
Accumulated comprehensive income (loss)	(4)	-	(4)	100.00%

Total Stockholders' Equity	92,010	87,930	4,080	4.64%

	$801,330	$787,485	$13,845	1.76%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2017	2016	2017	2016
Per Share Data:				.
Basic earnings per share	$0.23	$1.14	$0.09	$0.04
Diluted earnings per share	$0.22	$1.13	$0.09	$0.04
Average basic shares outstanding	12,140,689	11,324,660	12,172,586	12,104,379
Average diluted shares outstanding	12,248,214	11,375,853	12,323,572	12,183,739

Performance Ratios:
Return on average assets	0.53%	2.48%	0.63%	0.54%
Return on average equity	4.80%	21.05%	5.69%	4.29%
Net interest margin	3.25%	3.07%	3.38%	3.19%
Efficiency Ratio	77.72%	82.08%	69.80%	79.98%

	September 30, 2017	December 31, 2016
Asset Quality Data:
Non-accrual loans	$6,377	$9,852
Foreclosed real estate	1,104	973
Total non-performing assets	7,481	10,825
Total non-accrual loans to total loans	1.0%	1.6%
Total non-accrual loans to total assets	0.8%	1.3%
Allowance for loan losses	7,936	8,969
Allowance for loan losses to total loans	1.2%	1.5%
Allowance for loan losses to total non-accrual loans	124.4%	91.0%
Total non-performing assets to total assets	0.9%	1.4%
Non-accrual troubled debt restructurings (included above)	2,375	2,392
Performing troubled debt restructurings	15,416	18,066
Loan to deposit ratio	109.7%	106.7%

*	The efficiency ratio is general and administrative expenses as a percentage of net interest income plus non-interest income